Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated February 23, 2012 relating to the consolidated financial statements of TELUS Corporation (“the Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 40-F of the Company for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Independent Registered Chartered Accountants

Vancouver, Canada

February 26, 2013